UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 17, 2008

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-150749	20-0420637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2556 Wagener Road

Aiken, South Carolina 29801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 434-0945

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AGY Holding Corp.’s Board of Directors (the “Board”) accepted the resignation of Mr. John Eastburn as a director of AGY Holding Corp. (the “Company”) and its affiliates and subsidiaries and as a member of each committee of the Board and the boards of the Company’s affiliates and subsidiaries upon which he served at the Company’s quarterly Board meeting held July 17, 2008.

The Board has determined not to fill the vacancy on the Board resulting from Mr. Eastburn’s resignation.

Mr. Seth H. Hollander, a current director on the Board, will replace Mr. Eastburn as a member of the Audit Committee. The number of directors constituting the Compensation Committee of the Board will be reduced to two, and Mr. Christopher Lacovara and Mr. Hollander will continue to serve on the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: July 22, 2008	By:	/s/ Wayne T. Byrne
	Name:	Wayne T. Byrne
	Title:	Chief Financial Officer